EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contact:
Jeff Leebaw
(732) 524-3350

Investor Relations Contacts:
Johnson & Johnson
Stan Panasewicz
(732) 524-2524

Lesley Fishman
(732) 524-3922

Conor Medsystems, Inc.:
Michael Boennighausen
(650) 614-4100

Johnson & Johnson Announces Definitive Agreement to

Acquire Conor Medsystems, Inc.

Conor Medsystems to Complement Cordis’ Drug-Eluting Stent Capabilities with Unique

Controlled Drug Delivery Technology

NEW BRUNSWICK, N.J., and MENLO PARK, CALIF. (November 16, 2006) — Johnson & Johnson (NYSE: JNJ) and Conor Medsystems, Inc. (NASDAQ: CONR), a cardiovascular device company, today announced a definitive agreement whereby Johnson & Johnson will acquire Conor Medsystems for approximately $1.4 billion.

The acquisition of Conor Medsystems by Johnson & Johnson will provide Cordis Corporation, a Johnson & Johnson company, with a unique controlled drug delivery technology. This technology is currently employed on the CoStar® Stent System, a paclitaxel-eluting cobalt chromium stent with a bioabsorbable polymer. The CoStar® Stent is currently sold outside the United States, and enrollment in its U.S. pivotal clinical trial has been completed.

Under the terms of the agreement, an all cash merger transaction, Conor Medsystems stockholders will receive at closing $33.50 for each outstanding Conor Medsystems share. The $1.3 billion estimated net value of the transaction is based on Conor Medsystem’s 42.7 million fully diluted shares outstanding, net of estimated cash on hand at time of closing.

The boards of directors of Johnson & Johnson and Conor Medsystems have approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, Conor Medsystems stockholder approval and other customary closing conditions. The transaction is expected to close in the first quarter of 2007.

Nicholas J. Valeriani, Johnson & Johnson Worldwide Chairman, Cardiovascular Devices and Diagnostics, said, “The addition of Conor Medsystems to the Johnson & Johnson Family of Companies reaffirms our strong commitment to patients with cardiovascular disease and the physicians who treat them.”

He continued, “Cordis led the transformation of the treatment of coronary artery disease with the introduction of the first coronary stent, and later reinvented the category with the creation of the CYPHER® Sirolimus-Eluting Stent. With Conor Medsystems, we are positioned to lead the development of next generation technologies aimed at advancing the standard of care in the treatment of coronary artery disease.”

Conor Medsystem’s CoStar® stent, which provides for drug elution from a stent with a fully bioabsorbable polymer, employs a unique reservoir drug-delivery technology. These reservoirs enable site-specific drug delivery as well as the potential for delivery of multiple therapeutic agents that may be useful in the treatment of cardiovascular, peripheral vascular and neurovascular diseases. The technology also has potential in other non-vascular clinical indications.

Conor Medsystems will operate as part of the Cordis franchise, the global leader in drug-eluting stents for the treatment of coronary artery disease.

Rick Anderson, Johnson & Johnson Company Group Chairman with responsibility for the Cordis business, said: “Cordis is looking forward to strengthening its portfolio with the addition of the CoStar® Stent System. We will offer physicians and the patients they treat the most comprehensive portfolio of stents, therapeutic agents, delivery platforms and polymers. By combining the unique capabilities of Conor Medsystems and Cordis, we are confident that we will bring innovative solutions to patients around the world.”

Conor Medsystems Chairman and Chief Executive Officer Frank Litvack, M.D., said: “This transaction couples our highly competitive technology platform with the resources of the world’s leading health care company. We believe it is clearly in the best interest of Conor Medsystem stockholders and of patients worldwide who seek treatment for vascular disease. Cordis, which created the drug-eluting stent category, is the ideal partner to maximize the potential of our strong technology portfolio, and to accelerate the adoption of this important technology.”

Upon closing, Johnson & Johnson is expected to incur an estimated one-time after-tax charge of approximately $600 million, reflecting the write-off of in-process research and development charges (IPR&D). Excluding IPR&D, the acquisition is expected to be modestly dilutive to Johnson & Johnson’s earnings per share in 2007. Additional commentary regarding the financial impact will be discussed during the conference call noted below.

Johnson & Johnson is the world’s most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. The more than 230 Johnson & Johnson operating companies employ approximately 115,700 men and women in 57 countries and sell products throughout the world.

Conor Medsystems develops innovative controlled vascular drug delivery technologies, and has primarily focused on the development of drug- eluting stents to treat coronary artery disease. For further information on Conor Medsystems and controlled vascular delivery, visit www.conormed.com.

The CoStar® stent is not available for sale in the United States where it is an investigational device limited by law to investigational use.

NOTE TO INVESTORS

Johnson & Johnson and Conor Medsystems, Inc. will conduct a conference call with financial analysts to discuss this news release on November 17, 2006, at 8:30 a.m., Eastern Standard Time. A simultaneous webcast of the call for interested investors and others may be accessed by visiting the Johnson & Johnson website at http://www.jnj.com and clicking on “Webcasts/Presentations” in the Investor Relations section or by visiting the Conor Medsystems website at www.conormed.com and clicking on “Webcasts” in the Company section.

(This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson’s and Conor Medsystem’s expectations and projections. Risks and uncertainties include satisfaction of closing conditions including receipt of regulatory approvals for the transaction, and the possibility that the transaction will not be completed; general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and Conor Medsystem’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. These filings, as well as subsequent filings, are available online at www.sec.gov or on request from the applicable company. Neither company undertakes to update any forward-looking statements as a result of new information or future events or developments.)

Additional Information About the Proposed Transaction and Where To Find It

In connection with the proposed transaction, Conor Medsystems intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Conor Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-4100, or Conor Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA 94025. You may also read and copy any reports, statements, and other information filed by Conor Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC 20049. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor Medsystems’ stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems’ executive officers and directors and a description of their respective interests in Conor Medsystems, are set forth in the proxy statement for Conor Medsystems’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

*	Cordis Corporation has entered into an exclusive worldwide license with Wyeth for the localized delivery of sirolimus in certain fields of use, including delivery via vascular stenting. Sirolimus, the active drug released for the stent, is marketed by Wyeth Pharmaceuticals, a division of Wyeth, under the name Rapamune®. Rapamune is a trademark of Wyeth Pharmaceuticals.